Exhibit 23.1
Consent of Independent Accountants
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-31697, 33-37409, 33-43914, 33-47453, 33-53990, 33-60464, 33-71862, 33-83148, 33-65495, 333-16417, 333-42693, 333-72573, 333-88347, 333-88345, 333-89243, 333-48490, 333-63674, 333-67322, 333-71046, 333-71366, 333-74804, 333-101119, 333-107807, 333-107808, 333-117741, 333-136219, and 333-42693) of Cirrus Logic, Inc. of our report dated March 13, 2007 relating to the consolidated financial statements of Apex Microtechnology, Inc. and subsidiaries, which appears in the Current Report on Form 8-K of Cirrus Logic, Inc. dated October 3, 2007.
Phoenix, Arizona
October 3, 2007